UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2018, Iconix Brand Group, Inc., a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Agreement”) with Sports Direct International plc, a public limited company organized under the laws of England and Wales (“Sports Direct”), which beneficially owns 5,664,115 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Agreement, the Company agreed that the board of directors of the Company (the “Board”) will (i) (x) appoint Justin Barnes, an individual designated by Sports Direct (the “Initial Investor Director”), as a director of the Company to serve until the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and (y) designate James Marcum as an additional director identified by Sports Direct (the “Additional Investor Director,” and together with the Initial Investor Director, the “Investor Directors”); and (ii) (x) nominate each of the Investor Directors for election as directors of the Company at the 2018 Annual Meeting and (y) recommend, support and solicit proxies for the election of each of the Investor Directors at the 2018 Annual Meeting in the same manner and to the same extent as for the Company’s other nominees. Under the terms of the Agreement, the Company further agreed that its slate of nominees for election as directors of the Company at the 2018 Annual Meeting will consist of not more than six (6) director nominees, including the Initial Investor Director, the Additional Investor Director, Peter Cuneo, Drew Cohen, Mark Friedman and Sue Gove; provided that, notwithstanding the foregoing, the Company’s slate of nominees for election as directors of the Company at the 2018 Annual Meeting may consist of seven (7) director nominees if the Company’s permanent Chief Executive Officer is identified and appointed prior to the mailing date of the Company’s proxy statement for the 2018 Annual Meeting. The Company also agreed to use its reasonable best efforts to (i) hold the 2018 Annual Meeting no later than October 1, 2018 and (ii) hold the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) prior to May 31, 2019.

Pursuant to the Agreement, the Board has determined that each of the Investor Directors (i) qualifies as an “independent director” under the applicable rules of The Nasdaq Global Market (“Nasdaq”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and (ii) satisfies the Company’s guidelines and policies with respect to service on the Board. The Company also agreed that following the 2018 Annual Meeting and during the Standstill Period (as defined below), the size of the Board will be no more than six (6) directors (except that the Board may be expanded to seven (7) directors to appoint the Company’s permanent Chief Executive Officer as a director, once identified).

Under the terms of the Agreement, the Company also agreed that (i) the Board will appoint the Initial Investor Director to each of the Nominating and Governance Committee of the Board (the “Nominating Committee”) and the ad hoc CEO Search Committee of the Board (the “Search Committee”) and (ii) the Additional Investor Director will continue to serve as a member of the Audit Committee of the Board. Pursuant to the Agreement, the Company also agreed that, in connection with the Board’s identification and appointment of a permanent Chief Executive Officer of the Company, (A) the Initial Investor Director will have a reasonable opportunity to participate as a member of the Search Committee and to interview any candidate being seriously considered by the Board for appointment as the Company’s permanent Chief Executive Officer, (B) the Search Committee will not make a determination or recommendation to the Board with respect to the appointment of the Company’s permanent Chief Executive Officer and the Company will not take any action or enter into any agreement to appoint the Company’s permanent Chief Executive Officer prior to the date that is the later of sixty (60) days from the date of the Agreement and five (5) days after the 2018 Annual Meeting, unless the Search Committee makes a unanimous recommendation to the Board regarding appointment of the Company’s permanent Chief Executive Officer prior to such date, and (C) the Board will consider in good faith the views of each of the Investor Directors regarding the skill sets and qualifications required of the Company’s permanent Chief Executive Officer.

Additionally, the Company agreed to establish a non-Board steering committee (the “Steering Committee”) to undertake an operational review of the Company’s business. The Steering Committee, which will remain in effect during the Standstill Period (and, if determined by the Board, thereafter), will initially consist of each of the Investor Directors, Messrs. Friedman and Cuneo, Ms. Gove and the Company’s new permanent Chief Executive Officer, once identified and appointed. Pursuant to its charter, the Steering Committee will have authority to make recommendations to the full Board regarding actions related to certain operational matters to be considered in furtherance of the Steering Committee’s purpose, which the Board will have the sole right to review and approve or reject.

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The Company has also agreed that during the Standstill Period, for so long as Sports Direct beneficially owns at least four percent (4.0%) of the then-outstanding Common Stock (the “Minimum Ownership Threshold”), Sports Direct will have the right to designate one (1) individual (who resides in the United States of America) as a non-voting observer (the “SDI Adviser”) to attend any meetings of the Board, any of its committees or the Steering Committee, subject to certain exceptions.

The Agreement further provides that Sports Direct, during the period from the date of the Agreement until the earlier of (i) the date that is thirty (30) days prior to the deadline for the submission of stockholder nominations for directors for the 2019 Annual Meeting pursuant to the Company’s Restated and Amended By-Laws (the “By-Laws”), (ii) the date that is thirteen (13) months after the date of the 2018 Annual Meeting, (iii) the date of any breach by the Company in any material respect of its obligations under the Agreement (subject to a cure period and other exceptions) and (iv) upon written notice from Sports Direct to the Company following the announcement by the Company of a definitive agreement (or the intent to enter or seek to enter into a definitive agreement) with respect to any Extraordinary Transaction (as defined below) (the “Standstill Period”), will not, among other things, (i) acquire securities in the Company, which would result in Sports Direct having beneficial ownership interest of fifteen percent (15.0%) or more of the then-outstanding shares of Common Stock; (ii) engage in any short sale or other similar agreement; (iii) publicly propose or seek to effect (a) any tender or exchange offer for the Company’s securities or any merger, recapitalization, restructuring, extraordinary dividend, significant share repurchase, issuance of fifteen percent (15%) or more of the Company’s then-outstanding equity or similar transactions involving the Company (each, an “Extraordinary Transaction”) or (b) any acquisition, sale or disposition of a business or assets representing either (x) ten percent (10%) or more of the fair market value of assets of the Company or of the market capitalization of the Company or (y) twenty five percent (25%) or more of the Company’s revenues for the most recent twelve (12) month period (subject to certain exceptions described in the Agreement); (iv) make a stockholder proposal or seek any form of proxy with respect to the removal, election or appointment of any person to the Board; (v) deposit any Common Stock in any voting trust or similar arrangement with a third party; (vi) publicly seek additional representation on the Board or the removal of any member of the Board or encourage any person to submit nominees in furtherance of a contested election; or (vii) make any public disclosure regarding any plan that relates to the Board, the Company, its management or policies, any of its securities or assets or any of its businesses or strategy that would be inconsistent with the Agreement.

Additionally, if (A) either of the Investor Directors (or any replacement director therefor) is unable or unwilling to serve, resigns or is removed as a director of the Company or (B) Sports Direct notifies the Additional Investor Director and the Board that Sports Direct desires that the Additional Investor Director resign from the Board, in each case, prior to the expiration of the Standstill Period, and at such time Sports Direct beneficially owns at least the Minimum Ownership Threshold, then Sports Direct will be able to recommend a replacement director in accordance with the terms of the Agreement. Pursuant to the Agreement, Sports Direct has also agreed that both of the Investor Directors will resign from the Board and all applicable committees of the Board (subject to the Board accepting such resignation), if (i) at any time Sports Direct’s aggregate beneficial ownership of Common Stock is less than the Minimum Ownership Threshold or (ii) Sports Direct or any of its affiliates nominates one or more director candidates for election to the Board at the 2019 Annual Meeting.

Sports Direct has further agreed that it will vote all shares of Common Stock beneficially owned by Sports Direct (x) in favor of (i) the slate of directors recommended by the Board at the 2018 Annual Meeting and (ii) the Company’s reverse stock split proposal and (y) in accordance with the Board’s recommendation with respect to any other proposal presented at the 2018 Annual Meeting; provided, however, that if Institutional Shareholder Services Inc. (“ISS”) issues a recommendation against the Board’s position, Sports Direct will have the right to vote in accordance with such ISS recommendation.

Each of the parties to the Agreement also agreed to customary mutual non-disparagement obligations. The Company and Sports Direct also agreed to enter into a customary confidentiality agreement to permit the Initial Investor Director, directors who replace the Investor Directors (if applicable) and the SDI Adviser to share certain material, non-public information of the Company with Sports Direct, subject to the terms of such confidentiality agreement.

The Company further agreed to reimburse Sports Direct for all of its reasonable and documented out-of-pocket fees and expenses (including legal fees) incurred in connection with its director nominations, the 2018 Annual Meeting, the negotiation and execution of the Agreement, analysis of the corporate governance, debt, and executive compensation of the Company, and all related activities and matters, up to a maximum of $475,000 in the aggregate.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On July 25, 2018, the Board appointed Justin Barnes (i) as a director of the Company and (ii) to each of the Nominating Committee and the Search Committee. The Board has determined that Mr. Barnes qualifies as an “independent director” under the applicable rules of Nasdaq and the rules and regulations of the SEC.

As of the date of the appointment, Mr. Barnes has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. Mr. Barnes will be compensated according to the Company’s standard director compensation, receiving a pro rata amount of the Company’s standard director compensation for 2018 described in the Form 10-K/A filed by the Company on April 30, 2018 (based on the portion of the 2018 calendar year for which Mr. Barnes serves as director of the Company).

Justin Barnes, 53, of IBSL Consultancy Limited, previously served as Head of Brands at Sports Direct and has worked with Sports Direct as a consultant for a number of years. Mr. Barnes is also a chartered trade mark attorney and has significant experience in the field of intellectual property law. Mr. Barnes has a broad range of operational experience in brand management, licensing and retail.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2018, the Board restated and amended the By-Laws, effective immediately. Article I(7) (“Voting”) of the By-Laws was amended to authorize the election of a director by a plurality vote in a contested election. A majority voting standard will be retained in non-contested elections. The preceding summary is qualified in its entirety by reference to the full text of the restated and amended By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

The Company previously announced its intention to hold the 2018 Annual Meeting on August 2, 2018, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2018. The Company will no longer be holding the 2018 Annual Meeting on such date and will announce a new date for the 2018 Annual Meeting in the near future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Restated and Amended By-Laws of Iconix Brand Group, Inc.

10.1	Cooperation Agreement, dated as of July 25, 2018, by and between Iconix Brand Group, Inc. and Sports Direct International plc

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.

(Registrant)

By:	/s/ Jason Schaefer
Jason Schaefer
Executive Vice President &
General Counsel

Date: July 27, 2018

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